U.S. SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, D.C.

                                FORM 8-K

                             CURRENT REPORT



                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934





                                July 19, 2000
              ------------------------------------------------
              Date of Report (date of earliest event reported)




                             Capco Energy, Inc.
            -----------------------------------------------------
             Exact Name of Registrant as Specified in its Charter





        Colorado                      0-10157             84-0846529
----------------------------     ---------------     ----------------------
State or Other Jurisdiction      Commission File     IRS Employer Identifi-
of Incorporation                 Number              cation Number




                       2922 East Chapman, Suite 202
                         Orange, California 92869
         ---------------------------------------------------------
         Address of Principal Executive Office, Including Zip Code


                               (714) 288-8230
            ---------------------------------------------------
            Registrant's Telephone Number, Including Area Code









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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS.

     (a) On July 18, 2000, Glenn, Burdette, Phillips and Bryson, P.C. were terminated as the independent accountants for Capco Energy, Inc. (the "Registrant"). On July 19, 2000, the Registrant engaged McGladrey and Pullen, LLP as its independent accountants for the fiscal year ended May 31, 2000.

     (b) Glenn, Burdette, Phillips and Bryson, P.C.'s report on the registrant's financial statement for the year ended May 31, 1999, contained no adverse opinion or disclaimer of opinion nor was it qualified as to audit scope or accounting principles

     (c) The Registrant's Board of Directors made the decision to terminate its prior local independent accountants and to engage McGladrey and Pullen, LLP in order to engage a national independent accounting firm. The Registrant has no audit or similar committee.

     (d) In connection with the prior audit for the year ended May 31, 1999, and during the interim period from May 31, 1999 to July 18, 2000, there have been no disagreements with Glenn, Burdette, Phillips and Bryson,P. C. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

     (e) The Registrant did not consult with McGladrey and Pullen, LLP with regard to any matter concerning the application of accounting principles to any specific transactions, either completed or proposed, or the type of audit opinion that might be rendered with respect to the Registrant's financial statements.

     (f) The Registrant has requested that Glenn, Burdette, Phillips and Bryson, P.C. review the disclosure and that firm has been given an opportunity to furnish the Registrant with a letter addressed to the Commission containing any new information, clarification of the Registrant's expression of its views, or the respect in which it does not agree with the statements made by the Registrant herein. Such letter is filed as an exhibit to this Report.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
EXHIBITS.

     (a)  EXHIBITS.

          Exhibit 16.  Letter from Glenn, Burdette, Phillips and Bryson,
                       P.C.

                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                  CAPCO ENERGY, INC.



Dated: July 24, 2000              By:/s/ Dennis R. Staal
                                     Dennis R. Staal,
                                     Chief Financial Officer